Exhibit 99.2
EIGHTH AMENDMENT TO CREDIT AGREEMENT

This Eighth Amendment to Credit Agreement (this "Amendment") is dated as of January 20, 2006, and is by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, and Analysts International Corporation, a Minnesota corporation ("Borrower").

W I T N E S S E T H:

WHEREAS, pursuant to a certain Credit Agreement dated as of April 11, 2002, by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, the other Credit Parties signatory from time to time thereto, and Borrower (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), Agent and Lenders agreed, subject to the terms and provisions thereof, to provide certain loans and other financial accommodations to Borrower;

WHEREAS, Borrower has requested that Agent and Lenders agree to amend the Credit Agreement in certain respects, as set forth below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Amendments.

(a)  Section 1.3 of the Credit Agreement is hereby amended by amending and restating clause (a) thereof in its entirety, as follows:

"(a) Voluntary Reductions in Revolving Loan Commitments. Borrower may at any time on at least 5 days' prior written notice to Agent permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (A) any such reductions shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced to an amount less than the amount of the Revolving Loan outstanding, and (C) after giving effect to such reductions, Borrower shall comply with Section 1.3(b)(i). Borrower may at any time on at least ten 10 days' prior written notice to Agent terminate the Revolving Loan Commitment, provided that upon such termination all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any voluntary reduction or termination of the Revolving Loan Commitment must be accompanied by payment of the applicable Fee required by the GE Capital Fee Letter, if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such reduction or termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall require a corresponding pro rata reduction in the L/C Sublimit.

(b)  Section 1.6 of the Credit Agreement is hereby amended by amending and restating clause (i) of clause (k) thereof, as follows:

"(i) the Account is not paid within 90 days (increased to the earlier of 120 days past invoice date and 90 days past due date, where either IBM Corporation is the Account Debtor, or where any other Person rated BBB- or higher by Standard & Poor's Corporation, or a comparable rating from any other nationally recognized rating agency, is the Account Debtor, and such Person is approved in writing by Agent for extended payment terms for purposes of this clause (i)) following its original invoice date;"

(c)  Section 1.6 of the Credit Agreement is hereby amended by amending and restating clause (q) thereof, as follows:

"(q) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination, exceed 10% of all Accounts (increased to (x) 20% of all Accounts in the case of IBM Corporation and its Affiliates, but not to exceed $15,000,000 with respect to all outstanding Eligible Accounts at any time outstanding for which IBM Corporation or any of its Affiliates is the Account Debtor and (y) 15% of all Accounts in the case of up to two Account Debtors, other than IBM Corporation, rated BBB- or higher by Standard & Poor's Corporation, or a comparable rating from any other nationally recognized rating agency);"

(d)  Sections 3.2, 3.5, 3.6, 3.7, 3.8, 3.11, 3.13, 3.15, 3.17, 3.18, 3.19, 3.20, 3.21 and 3.22 of the Credit Agreement are hereby amended by deleting each reference to "Closing Date" therein and inserting in each instance a reference to "Eighth Amendment Effective Date" in lieu thereof.

(e)  A new Section 3.24 is hereby added to the Credit Agreement immediately after Section 3.23 to read as follows:

3.24	Bonding; Licenses.

Except as set forth on Disclosure Schedule (3.24), as of the Eighth Amendment Effective Date, no Credit Party is a party to or bound by any surety bond agreement or bonding requirement that is in effect with respect to either (x) products or services sold by it or (y) any trademark or patent license agreement with respect to products sold by it.

(f)  Section 5.6 of the Credit Agreement is hereby amended by deleting the reference therein to "the Closing Date" and inserting a reference to "the Closing Date or the Eighth Amendment Effective Date" in lieu thereof.

(g)  Section 6.3(a) of the Credit Agreement is hereby amended by deleting clause (vi) therein in its entirety.

(h)  Section 6.4(a) of the Credit Agreement is hereby amended by deleting the reference therein to "the date hereof" and inserting a reference to "the Eighth Amendment Effective Date" in lieu thereof.

(i)  Section 6.7 of the Credit Agreement is hereby amended by (i) deleting the reference to "the date hereof" in clause (b) in the first sentence thereof and inserting a reference to "the Eighth Amendment Effective Date" in lieu thereof and (ii) deleting clause (c) in the first sentence thereof in its entirety and inserting the following in lieu thereof:

"(c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than the sum of (i) Qualifying Hardware Reseller Indebtedness plus (ii) $3,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets)."

(j)  Section 6.14 of the Credit Agreement is hereby amended by deleting the reference to "or Section 6.22" in clause (c) thereof.

(k)  Section 6.22 of the Credit Agreement is hereby deleted in its entirety.

(l)  Exhibit 4.1(b) to the Credit Agreement (Borrowing Base Certificate) shall be deemed amended to give effect to the amendments to Section 1.6 of the Credit Agreement.

(m)  Annex A to the Credit Agreement (Definitions) is hereby amended by deleting the date "October 31, 2006" set forth in the definition of "Commitment Termination Date", and by inserting in lieu thereof the date "January 20, 2010".

(n)  Annex A to the Credit Agreement (Definitions) is hereby amended to add the following defined terms in proper alphabetical order:

"EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, excluding for purposes of this clause (v), any such non-cash items to the extent it represents a reversal of an accrual or reserve for potential cash item in any prior period), but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, and (vii) to the extent occurring during Fiscal Year 2005, the amounts described on Disclosure Schedule A-1, pertaining to non-recurring charges incurred in connection with (A) corporate restructurings, (B) headcount reductions, (C) severance charges, (D) impairment of goodwill and other intangible assets or (E) losses related to the failed merger with Computer Horizons (but in any event excluding any such items to the extent they represent a payment or accrual for a breakup fee or other reimbursement as a result of such failed merger). For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

"Eighth Amendment" means that certain Eighth Amendment to Credit Agreement dated as of the Eighth Amendment Effective Date between Borrower and GE Capital, individually as a Lender, as Agent and as Security Trustee.

"Eighth Amendment Effective Date" means January 20, 2006.

"Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period (other than that portion of such Capital Expenditures financed by lenders other than the Lenders hereunder), plus (d) income taxes paid or payable in cash with respect to such fiscal period.

"Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

"Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

"Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

"Qualifying Hardware Reseller Indebtedness" means any Indebtedness incurred by Borrower in connection with a purchase of Equipment by Borrower for resale to a customer of Borrower in favor of the vendor of such Equipment that is indefeasibly paid in full within 30 days of the original acquisition by Borrower of such Equipment.

(o)  Annex B to the Credit Agreement (Letters of Credit) is hereby amended by deleting the clause "3% per annum", set forth in paragraph (d) thereof, and by inserting in lieu thereof the clause "2% per annum".

(p)  Annex G to the Credit Agreement (Financial Covenants) is hereby amended by inserting the clause "(increased to $3,500,000, solely with respect to Fiscal Year 2005)" immediately following the clause "of more than $3,000,000 in the aggregate during any Fiscal Year", set forth in clause (a) thereof.

(q)  Annex G to the Credit Agreement (Financial Covenants) is hereby amended by amending and restating clause (c) thereof in its entirety, as follows:

"(c) Minimum Fixed Charge Coverage Ratio. In the event that, following termination of the Collection Reserve in accordance with the terms of the Eighth Amendment, average daily Borrowing Availability for any Fiscal Month (the "Trigger Month") is less than $7,000,000, then Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Month, commencing with the Trigger Month, a Fixed Charge Coverage Ratio for the twelve (12) Fiscal Month period then ended of not less than 1.0 to 1.0."

(r)  The Disclosure Schedules (other than Disclosure Schedules 1.4, 3.4(A), 3.4(B), 3.4(C) and 5.1) to the Credit Agreement are hereby amended and restated as set forth on Exhibit A hereto.

(s)  Disclosure Schedule A-1 is hereby added to the Credit Agreement, as set forth on Exhibit A hereto.

2.  Collection Reserve. Pursuant to the Loan Documents, Agent established, prior to the date hereof, a Collection Reserve in the amount of $3,200,000. Agent hereby agrees that if Borrower and its Subsidiaries timely deliver to Agent Financial Statements for Borrower and its Subsidiaries evidencing a Fixed Charge Coverage Ratio for any period of twelve (12) consecutive Fiscal Months, commencing with the twelve (12) Fiscal Month period ending on the first Fiscal Month following the date of this Amendment, of 1.15 to 1.0 or greater, then Agent shall promptly terminate the Collection Reserve (without limitation of Agent's rights to establish and adjust Reserves).

3.  Conditions Precedent. The effectiveness of the consents and amendments contemplated hereby is subject to the prior receipt by Agent of each of the following documents and agreements, each in form and substance acceptable to Agent in its sole discretion:

(a)  Agent shall have received a fully executed copy of this Amendment;

(b)  Agent shall have received copies of the agreements, documents and instruments set forth on the Closing Checklist, attached hereto as Exhibit B, each fully executed, as applicable, and each in form and substance reasonably acceptable to Agent;

(c)  No Default or Event of Default shall have occurred and be continuing; and

(d)  All proceedings taken in connection with the transactions contemplated by this Amendment and all agreements, documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

4.  Representations and Warranties. To induce Agent to enter into this Amendment, the Borrower hereby represents and warrants to Agent that:

(a)  The execution, delivery and performance by each Credit Party of this Amendment and each other agreement and document contemplated hereby are within their corporate or limited liability company power, have been duly authorized by all necessary corporate or limited liability company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to any Credit Party, the articles of incorporation, articles of organization, by-laws or operating agreement of any Credit Party, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Credit Party or any of their respective properties;

(b)  Each of the Credit Agreement, the other Loan Documents, and each other agreement and document contemplated hereby is the legal, valid and binding obligation of the applicable Credit Party, enforceable against such Credit Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies;

(c)  The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof;

(d)  Each Credit Party has performed all of its obligations under the Credit Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, each Credit Party is in compliance with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by it and, except to the extent otherwise waived by the provisions hereof, no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred.

5.  Amendment Fee. Borrower hereby agrees to pay to Agent a fee in respect of the transactions contemplated pursuant to this Amendment in the amount of $25,000, which amount shall be fully earned as of the date hereof.

6.  Reaffirmation. Each of Medical Concepts Staffing, Inc., a Minnesota corporation ("MCS"), Analysts International Management Services, LLC, a Minnesota limited liability company ("AIMS"), Analysts International Business Solution Services, LLC, a Minnesota limited liability company ("AIBSS"), Analysts International Business Resource Services, LLC, a Minnesota limited liability company ("AIBRS") and Analysts International Strategic Sourcing Services, LLC, a Minnesota limited liability company ("AISSS"; AIMS, AIBSS, AIBRS and AISSS are collectively the "Staffing Subsidiaries" and each a "Staffing Subsidiary") hereby consents to Borrower's execution and delivery of this Amendment and agrees to be bound hereby. MCS hereby affirms that nothing contained herein shall modify in any respect whatsoever its obligations under the Loan Documents, including, without limitation, its guaranty of the obligations of Borrower to Agent and Lenders pursuant to the terms of that certain Guaranty, dated as of April 7, 2003 (the "MCS Guaranty"), executed by MCS in favor of Agent and Lenders and reaffirms that the MCS Guaranty is and shall continue to remain in full force and effect. Each Staffing Subsidiary hereby affirms that nothing contained herein shall modify in any respect whatsoever its obligations under the Loan Documents, including, without limitation, its guaranty of the obligations of Borrower to Agent and Lenders pursuant to the Guaranty, dated December 31, 2003, executed by such Staffing Subsidiary in favor of Agent and Lenders and reaffirms that such Guaranty is and shall continue to remain in full force and effect. Although MCS and each Staffing Subsidiary has been informed of the matters set forth herein and has acknowledged and agreed to same, such Person understands that Agent and Lenders have no obligation to inform any such Person of such matters in the future or to seek any such Person's acknowledgment or agreement to future consents or waivers, and nothing herein shall create such a duty.

7.  Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

8.  Continued Effectiveness. Except as amended hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms.

9.  Costs and Expenses. Borrower hereby agrees that all expenses incurred by Agent in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including, without limitation, reasonable attorneys' fees and expenses, shall be part of the Obligations.

10.  Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

ANALYSTS INTERNATIONAL CORPORATION

By ______________________________________
Its ______________________________________

MEDICAL CONCEPTS STAFFING, INC.

By ______________________________________
Its ______________________________________

ANALYSTS INTERNATIONAL MANAGEMENT
SERVICES, LLC

By ______________________________________
Its ______________________________________

ANALYSTS INTERNATIONAL BUSINESS
SOLUTION SERVICES, LLC

By ______________________________________
Its ______________________________________

ANALYSTS INTERNATIONAL BUSINESS
RESOURCE SERVICES, LLC

By ______________________________________
Its ______________________________________

ANALYSTS INTERNATIONAL STRATEGIC
SOURCING SERVICES, LLC

By ______________________________________
Its ______________________________________

GENERAL ELECTRIC CAPITAL CORPORATION,
As Agent, Security Trustee and Lender

By _______________________________________
An Authorized Signatory